UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2016

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2016, Universal Logistics Holdings, Inc. (the “Company”) issued a press release announcing the Company's financial and operating results for the thirteen and thirty-nine weeks ended October 1, 2016, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

On October 27, 2016, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.  The dividend is payable to the Company's shareholders of record at the close of business on November 7, 2016, and is expected to be paid on November 17, 2016.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1

Press Release dated October 27, 2016 announcing the Company's financial and operating results for the thirteen and thirty-nine weeks ended October 1, 2016, and that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: October 27, 2016	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1

Press Release dated October 27, 2016 announcing the Company's financial and operating results for the thirteen and thirty-nine weeks ended October 1, 2016, and that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.